UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2009 (January 22, 2009)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Under the terms of the Receivables Financing Agreement dated as of September 21, 2004 (as amended, the “Receivables Financing Agreement”), Rite Aid Corporation (the "Company") sells substantially all of its eligible third party pharmaceutical receivables to a special purpose entity ("SPE") and retains servicing responsibility (the "Existing Facility"). The assets of the SPE are not available to satisfy the creditors of any other person, including any of the Company’s affiliates. These agreements provide for the Company to sell, and for the SPE to purchase, these receivables. The SPE then transfers interests in these receivables to various commercial paper vehicles ("CPVs").  Under the terms of the securitization agreements, the total amount of interest in receivables that can be transferred to the CPVs is $650 million. The amounts available to the Company under the Receivables Financing Agreement are dependant upon a formula that takes into account such factors as write-off history, receivable concentrations and other adjustments.  Adjustments to the formula are at the discretion of the CPVs.  Should any of the CPVs fail to renew their commitment under these agreements, the Company has access to a backstop facility, which is backed by the banks under the securitization agreement, and which expires in September 2010, to provide receivable financing to the Company. Similar to the Receivables Financing Agreement, amounts available under the backstop facility would be dependent upon a formula that takes into account such factors as default history, obligor concentrations and potential dilution and adjustments to the formula would be at the discretion of the banks.

As previously disclosed, on January 15, 2009, the Company entered into an amendment to its Receivables Financing Agreement, by and among Rite Aid Funding II, CAFCO, LLC, CRC FUNDING, LLC, Falcon Asset Securitization Company LLC, Variable Funding Capital Company LLC, as the investors, Citibank, N.A. ("Citibank"), JPMorgan Chase Bank, N.A. ("JPMorgan") and Wachovia Bank, National Association ("Wachovia"), as the banks, Citicorp North America, Inc. ("CNAI"), as program agent, CNAI, JPMorgan and Wachovia, as investor agents, Rite Aid Hdqtrs. Funding, Inc., as collection agent, and certain other parties thereto as originators, extending their commitment to the Receivables Financing Agreement, which had been scheduled to expire on January 15, 2009, to January 22, 2009 (the "First Extension Period").   On January 22, 2009, the Company entered into an additional Amendment (the " Renewal Amendment") with the parties named above that provides for  a renewal of the commitments under the Receivables Financing Agreement for a 364-day period, commencing January 22, 2009 and ending January 21, 2010 (the "Renewal Period").  The Company continues to have access to the backstop facility, which expires in September 2010.

As previously disclosed, the CPVs have the discretion under the Receivables Financing Agreement to adjust the amount of transferred receivables permitted to be outstanding at any one time based on a formula that takes into account a number of factors, including obligor concentrations, and under the  Renewal Amendment, the CPVs have lowered certain concentration limits which will result in a step-down in borrowing availability beginning  January 22, 2009 of approximately $100 million  and an additional step-down of approximately $100 million beginning February 20, 2009. To replace such loss of borrowing availability under the Receivables Financing Agreement, the Company has executed a Commitment Letter (the "Commitment Letter") with Citigroup Global Markets Inc. (“Citi”), pursuant to which Citi will act as sole lead arranger and sole bookrunning manager on a new second priority accounts receivable securitization term loan (the "Second Lien Facility").  The Second Lien Facility will be up to $200 million, of which Citi has already committed to provide $100 million of the

Second Lien Facility (subject to a number of conditions as more fully set forth in the Commitment Letter attached hereto as Exhibit 99.2) and arrange on a best efforts basis a syndicate to provide up to an additional $100 million.  Citi's obligations with respect to the syndication continue through the earlier of (a) the closing of the Second Lien Facility and (b) February 20, 2009.  There can be no assurance that such efforts will be successful or that the Second Lien Facility will be in an aggregate amount in excess of the currently committed $100 million facility.

Amounts outstanding under the Second Lien Facility will be secured by second priority liens on the eligible third party pharmaceutical receivables securing the Existing Facility.  The Second Lien Facility is expected to close on or about February 20, 2009 (subject to satisfaction of the conditions contained in the Commitment Letter) and mature on September 14, 2010.

As previously disclosed, the Company has four primary sources of liquidity: (i) cash and cash equivalents, (ii) cash provided by operating activities, (iii) the sale of accounts receivable under its receivable securitization agreements and (iv) the revolving credit facility under its senior secured credit facility. Based upon its current levels of operations, planned improvements in its operating performance, the approval by its stockholders of the proposed reverse stock split and the opportunities that it believes the acquisition of Brooks Eckerd provides, the Company believes that cash flow from operations together with available borrowings under the senior secured credit facility, sales of accounts receivable under the Existing Facility and the new Second Lien Facility that has been committed to by Citi and other sources of liquidity will be adequate to meet its requirements for working capital, debt service and capital expenditures for the foreseeable future.

The foregoing descriptions of the  Renewal Amendment and the Second Lien Facility do not purport to be complete and are qualified in their entirety by reference to the Amendment and Commitment Letter, which are filed as Exhibits 99.1 and 99.2 hereto, respectively.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

See description under Item 1.01.

Item 7.01.  Regulation FD Disclosure.

In connection with the Commitment Letter and syndication of the Second Lien Facility, certain information  relating to the third party pharmaceutical receivables transferred under the Receivables Financing Agreement is being provided to potential participants in the Second Lien Facility and is filed as Exhibit 99.3 to this current report.  This data should be read together  with the Company's annual and quarterly financial statements and  other information included in the Company’s filings  with the Securities and Exchange Commission.

Item 9.01.   Financial Statements and Exhibits

(c)	Exhibits.

99.1	Amendment No. 10 to Receivables Financing Agreement, dated January 22, 2009
99.2	Commitment Letter, dated January 22, 2009, from Citigroup Global Markets Inc.
99.3	Additional Receivables Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 23, 2009	By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Amendment No. 10 to Receivables Financing Agreement, dated January 22, 2009
99.2	Commitment Letter, dated January 22, 2009, from Citigroup Global Markets Inc.
99.3	Additional Receivables Data